SCHEDULE 14A INFORMATION
              Proxy Statement Pursuant to Section 14(a) Securities
                              Exchange Act of 1934

Filed by the Registrant    |_|

Filed by a party other than the Registrant

    Check the appropriate box:

|_| Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

|_| Definitive Proxy Statement

|X| Definitive Additional Materials

|_| Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       REAL ESTATE ASSOCIATES LIMITED III

                (Name of Registrant as Specified in Its Charter)

                              BOND PURCHASE, L.L.C.

    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

|X| No fee required

|_| Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transactions applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined.)

    (4) Proposed maximum aggregate value of transaction:

    (5) Total Fee paid:

|_| Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange  Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing party:

    (4) Date filed:

                              Bond Purchase, L.L.C.
                                 104 Armour Road
                        North Kansas City, Missouri 64116


                                                               November 27, 2001

                        NAPICO's $3 Million Distribution

Dear Fellow Limited Partner:

     NAPICO stated in a June 20, 2001, Securities and Exchange Commission filing it mailed to you that it "...determined to distribute to the limited partners up to $3  million  of  your  Partnership's  cash  reserves  by year  end...."  This commitment was repeated under the heading of "Is it Necessary to Maintain a Cash Reserve?" in a July 26, 2001, SEC filing that was also mailed to you. NAPICO filed with the SEC two additional communications that it sent to the limited partners since July; one on August 22 and another on October 29. Conspicuously absent from both letters is NAPICO's commitment to disburse the cash.

     Was NAPICO hoping that this solicitation would be over and that its commitment would be forgotten? We expect NAPICO to live up to its promise to you and disburse the 3 million dollars by year's end -- 3 million dollars you already have paid taxes on.

     We wanted to share with you comments we have received from fellow limited partners. The following hand written, unsolicited comments have reinforced our belief that NAPICO's management has been a disaster and that all limited partners have suffered too long.

          o    Please throw out Casden and Boxenbaum et al.

          o    Sell everything now and give us our money!

          o I want this Partnership to be sold and assets paid to the partners - the sooner the better.

          o    ...liquidate A.S.A.P.

          o We would prefer to close out the Partnership. It just keeps costing us money -- with no return. [We believe this limited partner is referring to the additional expense incurred when preparing K1 tax information.]

          o    20 years is long enough.

          o    20 years is too long to be left holding the bag.

We could not have said it better ourselves -- 20 years is TOO long!

     In addition to the comments above, many limited partners told us they are disgusted and have long since written off this "investment" as essentially a total loss. Consequently, there are numerous limited partners who have not yet decided to take any action. We urge those limited partners to consider the cash currently being held by NAPICO, the value remaining in the local limited partnerships owned by the Partnership and the intrinsic value of the management contract. If you have not acted to replace NAPICO because you are hoping this entire sad episode simply will go away, we ask that you consider Bond Purchase's history of maximizing investor value, our plan to maximize the value of the remaining REAL III assets and our commitment to execute our plan for the benefit of all limited partners in a prudent and timely manner. As the Partnership's largest holder, we are not interested in continuing to allow the Partnership to languish as it has for the last 20 years.

     We are extending this solicitation until January 15, 2002, to keep the pressure on NAPICO to distribute the $3 million and to give all limited partners the opportunity to review our materials and our plan to maximize the value remaining in REAL III. We welcome your questions regarding our plan to:

          o distribute the approximately 5.6 million tax paid dollars hoarded by NAPICO for over 3 years not just the 3 million dollars it claims it will distribute by year end:

          o liquidate the partnership through third-party bidding to maximize the remaining value in the Partnership;

          o    reduce the management fee by 10%; and

          o if we are successful in replacing NAPICO as the general partner, we plan to re-solicit the limited partners to amend the Partnership Agreement to call for the Partnership to end on or before December 31, 2004 (the Partnership currently stipulates a termination date of 2032).

     If you have not voted or are unsure if you have returned a revocation, please take this opportunity to mark, sign, date and return the enclosed BLUE consent form in the postage paid envelope provided or for your convenience you may fax your vote toll free 1.866.470.4300.

     If you have any questions or need assistance with voting your units, please contact N.S. Taylor & Associates, Inc. who is assisting us with this matter. They can be reached toll free at 1.800.711.8662.

     This letter is being mailed to limited partners on or about November 27, 2001. Thank you for your continued support.


                                                               Very Truly Yours,



                                                           Bond Purchase, L.L.C.

                                (form of consent)
                       Real Estate Associates Limited III
              a California Limited Partnership (the "Partnership")

                           CONSENT OF LIMITED PARTNER

          THIS CONSENT IS SOLICITED ON BEHALF OF BOND PURCHASE, L.L.C.

LIMITED PARTNERS WHO RETURN A SIGNED CONSENT BUT FAIL TO INDICATE THEIR APPROVAL OR DISAPPROVAL AS TO ANY MATTER WILL BE DEEMED TO HAVE VOTED TO APPROVE SUCH
MATTER.  THIS  CONSENT  IS  VALID  FROM THE DATE OF ITS  EXECUTION  UNLESS  DULY
REVOKED.

  THIS CONSENT CARD WILL REVOKE ANY PREVIOUSLY EXECUTED REVOCATION OF CONSENT.

     The undersigned has received the Consent Solicitation Statement dated March 13, 2001, as amended November 20, 2001 ("Consent Solicitation Statement") by Bond Purchase, L.L.C., a Missouri limited liability company ("Bond Purchase."), seeking the approval by written consent of the following proposals:

(1)  the  removal  of  the  current  general  partners,   National   Partnership
Investments Corp., a California corporation and Coast Housing Investments Associates, a California limited partnership; and

(2) the continuation of the Partnership and the election of New G.P. as the new general partner of the Partnership (which is conditioned on the approval of proposal (1) above).

Each of the undersigned, by signing and returning this Consent, hereby constitutes and appoints Bond Purchase, acting through its officers and employees as his or her attorney-in-fact for the purposes of executing any and all documents and taking any and all actions required under the Partnership Agreement in connection with this Consent and the Consent Solicitation Statement or in order to implement an approved proposal; and hereby votes all limited partnership interests of the Partnership held of record by the undersigned as follows for the proposals set forth above, subject to the Consent Solicitation Statement.

Proposal                                          FOR     AGAINST     ABSTAIN

1. Removal of General Partners                    [ ]       [ ]         [ ]

2. Continuation of the Partnership  and           [ ]       [ ]         [ ]
   election of new general partner,  New G.P.

(Please sign exactly as your name appears on the Partnership's records. Joint owners should each sign. Attorneys-in-fact, executors, administrators, trustees, guardians, corporation officers or others acting in representative capacity should indicate the capacity in which they sign and should give FULL title, and submit appropriate evidence of authority to execute the Consent)

                                            Dated: _______________________, 2001
                                                 (Important - please fill in)

                                              __________________________________
                                                               Signature / Title
                                              __________________________________
                                                               Signature / Title
                                              __________________________________
                                                                Telephone Number